Exhibit 10.5

RESTORATION HARDWARE, INC.
NOTICE OF GRANT OF STOCK OPTION

Notice is hereby given of the following option grant (the “Option”) to purchase shares of Common Stock of Restoration Hardware, Inc. (the “Corporation”):

Optionee:	Patricia McKay

Grant Date:	October 6, 2003

Vesting Commencement Date:	October 6, 2003

Exercise Price:	$6.85

Number of Option Shares:	191,608

Expiration Date:	October 6, 2013

Type of Option:	Non Statutory Option

Exercise Schedule:  The Option shall become exercisable for twenty-five percent (25%) of the Option Shares upon Optionee’s completion of each of the four (4) years of Service measured from and after the Vesting Commencement Date, with the first such installment to become exercisable on the first anniversary of the Vesting Commencement Date.  In no event shall the Option become exercisable for any additional Option Shares after Optionee’s cessation of Service.

Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Restoration Hardware, Inc. 1998 Stock Incentive Plan Amended and Restated on October 9, 2002 (the “Plan”).  Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A.  A copy of the Plan is available upon request made to the Secretary of the Corporation at the Corporation’s principal offices.

No Employment or Service Contract.  Nothing in this notice or in the attached Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason, with or without cause.

Definitions.  All capitalized terms in this notice shall have the meaning assigned to them in this notice or in the attached Stock Option Agreement.

DATED:	10/6	, 2003

RESTORATION HARDWARE, INC.

			By:	/s/ Gary Friedman

			Title:	President and CEO

/s/ Patricia McKay
Patricia McKay, Optionee

Address:

ATTACHMENTS

Exhibit A - Stock Option Agreement

RESTORATION HARDWARE, INC.
STOCK OPTION AGREEMENT

RECITALS

A.           The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or of the board of directors of any Parent or Subsidiary and consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B.             Optionee is to render valuable services to the Corporation (or a Parent or Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an option to Optionee.

C.             All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1.               Grant of Option.  The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice.  The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 below at the Exercise Price.

2.               Option Term.  This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6 below.

3.               Limited Transferability.  This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following Optionee’s death and may be exercised, during Optionee’s lifetime, only by Optionee.  However, if this option is designated a Non-Statutory Option in the Grant Notice, then this option may, in connection with the Optionee’s estate plan, be assigned in whole or in part during Optionee’s lifetime to one or more members of the Optionee’s immediate family or to a trust established for the exclusive benefit of the Optionee and/or one or more such family members.  The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment.  The terms applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment.

4.               Date of Exercise.  This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice.  As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or sooner termination of the option term under Paragraph 5 or 6 below.

5.               Cessation of Service.  The option term specified in Paragraph 2 above shall terminate (and this option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a)          Should Optionee cease to remain in Service for any reason (other than death, Permanent Disability or Cause) while this option is outstanding, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.

(b)         Should Optionee die while holding this option, then the personal representative of Optionee’s estate or the person or persons to whom the option is transferred pursuant to Optionee’s will or in accordance with the laws of inheritance shall have the right to exercise this option.  Such right shall lapse, and this option shall cease to be outstanding, upon the earlier of (i) the expiration of the twelve (12)-month period measured from the date of Optionee’s death or (ii) the Expiration Date.

(c)          Should Optionee cease Service by reason of Permanent Disability while this option is outstanding, then the period for exercising this option shall be reduced to a twelve (12)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date.

(d)         During the limited period of post-Service exercisability, this option may not be exercised in the aggregate for more than the number of vested Option Shares for which the option is exercisable at the time of Optionee’s cessation of Service.  Upon the expiration of such limited exercise period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding for any otherwise exercisable Option Shares for which the option has not been exercised.  However, this option shall, immediately upon Optionee’s cessation of Service for any reason, terminate and cease to be outstanding with respect to any Option Shares for which this option is not otherwise at that time exercisable.

(e)          Should Optionee’s Service be terminated for Cause, then this option shall terminate immediately and cease to remain outstanding.

6.               Special Acceleration of Option.

(a)          Change of Control.

(i)                                     This option to the extent outstanding at the time of a Change of Control transaction but not otherwise fully exercisable, shall automatically accelerate so that this option shall, immediately prior to the effective date of such Change of Control, become exercisable for all of the Option Shares at the time subject to this option and may be exercised for any or all of those Option Shares as fully vested shares of Common Stock.  However, this option shall not become exercisable on such an accelerated basis if and to the extent:  (i) this option is, in connection with the Change of Control, to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change of Control transaction; or (ii) this option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change of Control on the Option Shares for which this option is not otherwise at that time exercisable (the excess of the Fair Market Value of those Option Shares over the aggregate Exercise Price payable for such shares) and provides for subsequent payout in accordance with the same option exercise/vesting schedule set forth in the Grant Notice.

(ii)                                  Immediately following the Change of Control, this option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change of Control transaction.

(iii)                               If this option is assumed in connection with a Change of Control (or otherwise continued in full force and effect), then this option shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities or other property which would have been issuable to Optionee in consummation of such Change of Control had the option been exercised immediately prior to such Change of Control, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(b)         Termination of Service Not for Cause.  In the event the Optionee’s Service is terminated by the Corporation Not for Cause, this option automatically shall become vested and exercisable for all of the Option Shares at the time represented by this option.

(c)          Involuntary Termination of Service.  Should there be a Change of Control of the Corporation and the Optionee, thereafter, is subject to an Involuntary Termination by the Corporation, this option automatically shall become vested and exercisable for all of the Option Shares at the time represented by this option.

(d)         This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

7.               Adjustment in Option Shares.

Should any change be made to Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

8.               Stockholder Rights.  The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

9.               Manner of Exercising Option.

(a)          In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the option) must take the following actions:

(i)                                     Execute and deliver to the Corporation a Notice of Exercise for the Option Shares for which the option is exercised;

(ii)                                  Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms, subject to Applicable Laws:

(A)      Cash or check made payable to the Corporation; or

(B)        Shares of Common Stock held by Optionee (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at their Fair Market Value on the Exercise Date; or

(C)        Through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable instructions (I) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (II) to the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Corporation in connection with the option exercise;

(iii)                               Furnish to the Corporation appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option; and

(iv)                              Make appropriate arrangements with the Corporation (or Parent or Subsidiary employing or retaining Optionee) for the satisfaction of all federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b)         As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends, if any, affixed thereto.

(c)          In no event may this option be exercised for any fractional shares of Common Stock.

10.         Compliance with Laws and Regulations.

(a)          The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock may be listed for trading at the time of such exercise and issuance.

(b)         The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Corporation of any liability with respect to the non-issuance or sale of Common Stock as to which such approval shall not have been obtained.  The Corporation, however, shall use its best efforts to obtain all such approvals.

11.         Successors and Assigns.  Except to the extent otherwise provided in Paragraphs 3 and 6 above, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

12.         Notices.  Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice.  All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

13.         Construction.  This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.  For purposes of this Agreement, whenever the context requires, the singular number shall include the plural, and vice versa.

14.         Governing Law.  The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of California without resort to that State’s conflict-of-laws rules.

15.         Excess Shares.  If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may without stockholder approval be issued under the Plan, then this option shall be void with respect to those excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

EXHIBIT I
NOTICE OF EXERCISE

I hereby notify Restoration Hardware, Inc. (the “Corporation”) that I elect to purchase                      shares of the Corporation’s common stock (the “Purchased Shares”) at the option exercise price of $                       per share (the “Exercise Price”) pursuant to that certain option (the “Option”) granted to me on October 6, 2003 under the Corporation’s 1998 Stock Incentive Plan Amended and Restated on October 9, 2002.

Concurrently with the delivery of this Exercise Notice to the Corporation, I shall hereby pay to the Corporation the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Corporation (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.  Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

, 20
Date

Optionee

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

Employee Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A.                                   Agreement shall mean this Stock Option Agreement.

B.                                     Applicable Laws shall mean the legal requirements relating to the administration of stock option plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to the granting of stock options and the issuance of shares of Common Stock to residents therein.

C.                                     Board shall mean the Corporation’s Board of Directors.

D.                                    Cause shall mean, in connection with the termination of the Optionee’s Service by the Corporation, (a) the Optionee has been convicted of a felony involving fraud or dishonesty, (b) the Optionee dies or suffers from a Permanent Disability during the Optionee’s Service or (c) the termination of Service is evidenced by a resolution adopted in good faith by a majority of the members of the Board to the effect that the Optionee (i) intentionally and continually failed substantially to perform the Optionee’s reasonably assigned duties with the Corporation (other than a failure resulting from the Optionee’s assignment of duties that would constitute an Involuntary Termination following a Change of Control), which failure continued for a period of at least thirty (30) days after a written notice of demand for substantial performance has been delivered to the Optionee specifying the manner in which the Optionee has failed substantially to perform, or (ii) intentionally engaged in conduct which is demonstrably and materially injurious to the Corporation; provided, that no termination of the Optionee’s Service shall be for Cause as set forth in clause (ii) above until there shall have been delivered to the Optionee a copy of a written notice setting forth that the Optionee was guilty of the conduct set forth in clause (ii) and specifying the particulars thereof in detail. No act, nor failure to act, on the Optionee’s part shall be considered “intentional” unless the Optionee has acted, or failed to act, with a lack of good faith and with a lack of reasonable belief that the Optionee’s action or failure to act was in the best interest of the Corporation.

E.                                      Change of Control shall mean any of the following:

(a) An acquisition (other than directly from the Corporation) of any voting securities of the Corporation (the “Voting Securities”) by any Person (as the term “person” is used for purposes of Section 13 or 14 of 1934 Act) immediately after which such Person has Beneficial Ownership (as the term “beneficial ownership” is defined under Rule 13d-3 promulgated under the 1934 Act) of fifty percent (50%) or more of the combined voting power of the Corporation’s then outstanding Voting Securities; provided, that in determining whether a Change of Control has occurred, Voting Securities which are acquired in a Non-Control Acquisition (as hereinafter defined) shall not constitute an acquisition which would cause a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (1) the Corporation or (2) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Corporation (a “Non-Change Subsidiary”), (ii) the Corporation or any Non-Change Subsidiary, or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);

(b) The individuals who, as of date the Offer Letter, are members of the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, that if the appointment, election or nomination for election by the Corporation’s stockholders of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered a member of the Incumbent Board; and provided, further, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

(c) A merger, consolidation or reorganization involving the Corporation, unless such merger, consolidation or reorganization satisfies the conditions set forth in clauses (1) and (2) below (any transaction(s) meeting the requirements of clauses (1) and (2) below being referred to herein as “Non-Control Transactions”):

(1) the stockholders of the Corporation immediately before such merger, consolidation or reorganization own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; and

(2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation;

(d) A complete liquidation or dissolution of the Corporation; or

(e) An agreement for the sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Non-Change Subsidiary); and

(f) Any other event that at least two-thirds of the Incumbent Board in its sole discretion shall determine constitutes a Change of Control.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Corporation which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided, that if a Change of Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Corporation, and after such share acquisition by the Corporation the Subject Person becomes the Beneficial Owner of any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change of Control shall occur; provided further that no Change of Control shall be deemed to have occurred under (a) or (c) above merely because individuals and entities who, individually, as of the date of the Offer Letter have Beneficial Ownership of at least 5% of the Voting Securities have, immediately after the transaction described in (a) or (c) above, Beneficial Ownership, in the aggregate, of more than 50% of the Voting Securities of the Corporation or successor or parent thereof if both (i) no one such individual or entity has, immediately after such a transaction, Beneficial Ownership of more than 50% and (ii) the transaction does not result in the Corporation or successor or parent thereof becoming a private company.

F.                                      Code shall mean the Internal Revenue Code of 1986, as amended.

G.                                     Common Stock shall mean shares of the Corporation’s common stock.

H.                                    Corporation shall mean Restoration Hardware, Inc., a Delaware corporation.

I.                                         Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J.                                        Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 9 of the Agreement.

K.                                    Exercise Price shall mean the exercise price per Option Share as specified in the Grant Notice.

L.                                      Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

M.                                 Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(a)                                  If Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market.  If there is no closing selling price for Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which a closing selling price is reported; or

(b)                                 If Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be deemed equal to the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange.  If there is no closing selling price for Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

N.                                    Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

O.                                    Grant Notice shall mean the Notice of Grant of Stock Option accompanying the Agreement, pursuant to which Optionee has been informed of the basic terms of the option evidenced hereby.

P.                                      Involuntary Termination shall mean the termination of the Optionee’s Service which occurs by reason of:

(a)                                  the Optionee’s involuntary dismissal or discharge by the Corporation Not for Cause, or

(b)                                 the Optionee’s voluntary resignation following (i) a change in the Optionee’s position with the Corporation which materially reduces the Optionee’s duties and responsibilities or the level of management to which the Optionee reports, (ii) a reduction in the Optionee’s level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs), or (iii) a relocation of the Optionee’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the Optionee’s consent.

Q.                                    1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R.                                     Non-Statutory Option shall mean an option not intended to satisfy the requirements of Section 422 of the Code.

S.                                      Not for Cause shall mean termination of the Optionee’s Service by the Corporation for reasons other than for Cause.

T.                                     Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

U.                                    Offer Letter shall mean the offer letter entered into between the Optionee and the Corporation dated October 3, 2003.

V.                                     Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

W.                                Optionee shall mean the person to whom the option is granted as specified in the Grant Notice.

X.                                    Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Y.                                     Permanent Disability shall mean that the Optionee is unable to carry out the responsibilities and functions of the position held by the Optionee by reason of any physical or mental impairment for more than 120 days in any twelve-month period.

Z.                                     Plan shall mean the Corporation’s 1998 Stock Incentive Plan Amended and Restated on October 9, 2002.

AA.                         Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

BB.                             Service shall mean the Optionee’s performance of services for the Corporation (or any Parent or Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor.

CC.                             Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

DD.                           Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.